NORTHROP GRUMMAN CORPORATION
EXHIBIT 99.8
SCHEDULE II – VALUATION AND QUALIFYING ACCOUNTS
($ in millions)

	Balance at		Changes -	Balance at
	Beginning	Additions	Add	End
Description	of Period	At Cost	(Deduct)	of Period

Year ended December 31, 2006
Reserves and allowances deducted (1) from asset accounts:
Allowances for doubtful amounts	$223	$171	$(86)	$308
Valuation allowance on deferred tax assets	1,339		(39)	1,300

Year ended December 31, 2007
Reserves and allowances deducted (1) from asset accounts:
Allowances for doubtful amounts	$308	$124	$(146)	$286
Valuation allowance on deferred tax assets	1,300	3	(711)	592

Year ended December 31, 2008
Reserves and allowances deducted (1) from asset accounts:
Allowances for doubtful amounts	$286	$121	$(106)	$301
Valuation allowance on deferred tax assets	592		(559)	33

(1)	Uncollectible amounts written off, net of recoveries.